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                                                                   EXHIBIT 10.61

                             AMENDMENT TO
                         EMPLOYMENT AGREEMENT

          AMENDMENT, dated as of February 13, 2003, by and between Vornado Realty Trust, a Maryland real estate investment trust (the "Company") and Melvyn
H. Blum (the "Executive").

          WHEREAS, the Executive and the Company entered into an employment agreement as of January 24, 2000 (the "Employment Agreement");

          WHEREAS, Section 14 of the Employment Agreement provides that the Company and the Executive may amend the Employment Agreement at any time;

          WHEREAS, the Company and the Executive deem it necessary to amend the Employment Agreement;

          NOW, THEREFORE, the parties agree that the Employment Agreement is amended as follows, effective as of January 1, 2003:

          1. Section 5(a) is amended by deleting the last sentence thereof and substituting the following:

          Employee will be eligible for grants of share options and restricted stock on the same basis as other executive officers of Employer of comparable seniority. For the avoidance of doubt, the Executive hereby waives any rights to grants of share options from Employer in fiscal years of the Employer ending prior to January 1, 2003. The foregoing shall have no effect on share options previously granted to the Executive by the Employer in fiscal years ending prior to January 1, 2003.

          2. Clause (a) of the first sentence of Section 8 is amended in its entirety as follows:

          (a) during the Period of Employment and the twelve (12) month period following his termination of employment for any reason other than pursuant to Section 7(c) hereof, Employee will not engage in any business otherwise competitive with that of Employer or any of its subsidiaries in the States of New Jersey, New York, Pennsylvania, Maryland, Massachusetts and Connecticut; provided that during the twelve (12) month period following a termination of employment which occurs after the expiration of the Period of Employment as a result of any nonextension of the Period of Employment, the prohibition contained in this clause (a) shall be limited to the Employee's engaging in any way, directly or

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          indirectly, in the financing, acquisition, construction,
          reconstruction, development, redevelopment or renovation of any commercial office real estate property located within a five block radius from the intersection of Fifty-ninth Street and Lexington Avenue in the borough of Manhattan in New York City, or any improvements thereon on behalf of any public or non-public company; and

          3. The first sentence of Section 7(g)(ii) is amended in its entirety as follows:

          In the event of a termination of the Period of Employment and Employee's employment pursuant to Section 7(a) or 7(d) hereof, Employee shall be fully vested in all share options and restricted stock granted to the Employee by the Employer.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the first date above written.

                                          VORNADO REALTY TRUST


                                          By:  /s/ Joseph Macnow
                                               -----------------
                                               Name: Joseph Macnow
                                               Title: Executive Vice President

                                               /s/ Melvyn H. Blum
                                               ------------------
                                               Melvyn H. Blum